Exhibit 16.1

September 9, 2016

Securities and Exchange Commission

100 F Street

N.E. Washington, D.C.  20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Johnson Controls International plc’s (the “Company”) Form 8-K dated September 9, 2016, and have the following comments:

1.              We agree with the statements made in the first, second and third paragraphs.

2.              We have no basis on which to agree or disagree with the statements made in the fourth paragraph.

Yours truly,

/s/ Deloitte & Touche LLP

New York, New York